As filed with the Securities and Exchange Commission on May 31, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4652013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6401 Hollis Street, Suite 100

Emeryville, California 94608

(510) 420-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ROBERT LATTUGA

VICE PRESIDENT AND

GENERAL COUNSEL

Leapfrog Enterprises, Inc.

6401 Hollis Street, Suite 100

Emeryville, California 94608

(510) 420-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

KENNETH L. GUERNSEY

CHRYSTAL N. JENSEN

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share	18,963,311	$4.405	$83,533,385	$9,698

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on May 26, 2011, as reported on The New York Stock Exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, Dated May 31, 2011

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

18,963,311 Shares

Class A Common Stock

This prospectus relates to the disposition from time to time of up to 18,963,311 shares of our Class A Common Stock, 14,689,294 of which are issuable upon conversion of 14,689,294 shares of Class B Common Stock currently held by the selling stockholders named in this prospectus. We are registering the shares that are subject to that certain Fourth Amended and Restated Stockholders Agreement, dated May 30, 2003, we entered into with the selling stockholders (the “Stockholders Agreement”), but the registration of the shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholders.

The selling stockholders may sell the shares of Class A Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of Class A Common Stock in the section entitled “Plan of Distribution” on page 6. We will not be paying any underwriting discounts or commissions in this offering.

The common stock is traded on The New York Stock Exchange under the symbol “LF.” On May 26, 2011, the reported closing price of the common stock was $4.40 per share.

An investment in the shares offered hereby involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2011.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A Common Stock.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, including our condensed consolidated financial statements and the related notes, before making an investment decision.

Leapfrog Enterprises, Inc.

LeapFrog, founded in 1995 and incorporated in 1997 in the State of Delaware, is a leading developer of fun learning solutions for children. Our product portfolio consists of learning toys, interactive reading systems, mobile learning systems, and software-based book and game content. We have developed a number of learning platforms, including the Leapster family of mobile learning systems, and the Tag and Tag Junior reading systems, which support a broad library of software titles. These and others of our products connect to our proprietary online LeapFrog Learning Path, which provides parents with personalized learning feedback and children with richer interactive learning experiences. We have created hundreds of interactive software titles for our platforms, covering subjects such as phonics, reading, writing and math. Our products are available in five languages (including Queen’s English) and are sold globally through retailers, distributors and directly to consumers via the leapfrog.com web-store.

Our principal executive offices are located at 6401 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 420-5000. Our web site address is www.leapfrog.com. The information on, or accessible through, our web site is not part of this prospectus. Unless the context requires otherwise, references in this prospectus to “Leapfrog,” “company,” “we,” “us” and “our” refer to Leapfrog Enterprises, Inc. and its wholly-owned subsidiaries on a consolidated basis.

ALPHABET PAL, CLICKSTART, the ClickStart logo, COUNTING CANDLES, CRAMMER, DIDJ, Didj (stylized), the Didj logos, FLY, the Fly logo, FLY FUSION, the Fly Fusion logo, FRIDGE PHONICS, FRIDGE FARM, LEAP, LEAPFROG, the LeapFrog logos, the LeapFrog Connect logo, the LeapFrog Learning Path logo, the LeapFrog School logo, LEAPLET, LEAPPAD, LEAPSTER, the Leapster2 logo, LEAPSTER EXPLORER, the Leapster Explorer logo, LEAPTRACK, LEAPWORLD, the LeapWorld logo, LEARN & GROOVE, LEARNING FRIEND, LEARNING FRIEND TAD, LITTLE LEAPS, LITTLETOUCH, MR PENCIL, MY OWN LEAPTOP, ODYSSEY, SEE THE LEARNING, TAG, the Tag logo, the Tag Junior logo, the Tag School logo, TELEPHONICS and TWIST & SHOUT are some of our trademarks or service marks. This prospectus, including the information incorporated by reference into this prospectus, also includes other trademarks and service marks, as well as trade dress and trade names of ours. Other trademarks in this prospectus and the information incorporated by reference into this prospectus are the property of their respective owners.

The Offering

The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to Leapfrog included in our filings with the Securities and Exchange Commission, or SEC, and incorporated in this document by reference.

Class A Common Stock to be offered by the selling stockholders	18,963,311 shares, 14,689,294 shares of which are issuable upon conversion of 14,689,294 shares of Class B Common Stock held by the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Class A Common Stock covered by this prospectus.

New York Stock Exchange Symbol	LF

Risk Factors	See “Risk Factors” and other information included in, or incorporated by reference into, this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Class A Common Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and any subsequently filed quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus in their entirety, together with the other information in this prospectus and the documents incorporated by reference into this prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Information Regarding Forward-Looking Statements.”

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “continue” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “could,” “will,” or the negative of these terms or other comparable terminology. These forward-looking statements may also use different phrases. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our subsequently filed quarterly reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks include those factors discussed under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus. Because these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

Pursuant to the Stockholders Agreement, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the shares of our Class A Common Stock, including the shares of Class A Common Stock issuable upon the conversion of the Class B Common Stock, held by the selling stockholders.

The following table assumes the conversion of all shares of Class B Common Stock held by the selling stockholder into shares of Class A Common Stock and sets forth, with respect to each selling stockholder:

•	the name of the selling stockholder;

•	the number of shares of our Class A Common Stock owned by the selling stockholder prior to this offering;

•	the percentage (if one percent or more) of Class A Common Stock owned by the selling stockholder prior to this offering;

•	the number of shares of our Class A Common Stock being offered by the selling stockholder pursuant to this prospectus;

•	the number of shares of our Class A Common Stock to be owned by the selling stockholder upon completion of this offering, assuming all such shares are sold; and

•	the percentage (if one percent or more) of Class A Common Stock owned by the selling stockholder after this offering, assuming all such shares are sold.

This table is prepared based on information supplied to us by the selling stockholders and reflects holdings as of May 13, 2011. As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed below, and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholders may offer under this prospectus. The selling stockholders may sell some, all or none of their shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 65,043,936 shares of our Class A Common Stock outstanding as of May 13, 2011, assuming conversion of all Class B Common Stock into Class A Common Stock.

	Shares of Class A Common Stock Beneficially Owned Prior to Offering			Number of Shares Being Offered	Shares of Class A Common Stock Beneficially Owned After Offering
Security Holder	Number		Percent		Number	Percent
Lawrence J. Ellison/Mollusk Holdings, LLC	13,778,534	[1]	21.18	13,778,534	—	*
Michael R. Milken	4,678,305	[2]	7.17	4,678,305	—	*
Lowell J. Milken	848,051	[3]	1.29	848,051	—	*
Hampstead Associates, L.L.C.	11,579	[4]	*	11,579	—	*
	19,293,311			19,293,311

[1]

Reflects shares held indirectly by Mr. Ellison through Mollusk Holdings, LLC, which is controlled by Cephalopod Corporation and Lawrence Investments. The address for Mollusk Holdings is c/o Philip B. Simon, 101 Ygnacio Valley Road, Suite 320, Walnut Creek, CA 94596.

[2]

Includes 4,666,726 shares of Class A Common Stock held directly by Mr. M. Milken and 11,579 shares of Class A Common Stock held by Hampstead Associates, L.L.C. (“Hampstead”), which may be deemed to be beneficially owned by Mr. M. Milken. The address for Mr. M. Milken is c/o Maron & Sandler, 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

[3]

Includes 836,472 shares of Class A Common Stock held directly by Mr. L. Milken and 11,579 shares of Class A Common Stock held by Hampstead which may be deemed to be beneficially owned by Mr. L. Milken. The address for Mr. L. Milken is c/o Maron & Sandler, 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

[4]

Messrs. M. Milken and L. Milken may each be deemed to be a controlling person of Hampstead and in such capacity may be deemed to have the power to direct the voting and disposition of, and to share beneficial ownership of, any securities owned of record, or beneficially owned, by Hampstead, but each disclaims such beneficial ownership. The address for Hampstead is c/o Maron & Sandler, 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

PLAN OF DISTRIBUTION

We are registering the shares of Class A Common Stock, including the shares of Class A Common Stock issuable upon the conversion of the Class B Common Stock, held by the selling stockholders to permit the resale of these shares of Class A Common Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Class A Common Stock.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Class A Common Stock covered hereby on The New York Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the Class A Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions it assumes. The selling stockholders may also sell shares of the Class A Common Stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Class A Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Class A Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the selling stockholders will convert Class B Common Stock to Class A Common Stock or sell any or all of the shares of Class A Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Cooley LLP, San Francisco, California will pass upon the validity of the securities being offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference into this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file electronically with the SEC our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. We make available on or through our website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish it to the SEC. You can also request copies of such documents by contacting our Investor Relations Department at 510-420-5150. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1- 202-551-8090 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Leapfrog. The SEC’s Internet site can be found at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement, including any filings after the date of this prospectus but before the end of any offering made under this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. The SEC file number for the documents incorporated by reference in this prospectus is 001-31396. We incorporate by reference the following information that has been filed with the SEC:

•	our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 22, 2011 (“2010 Form 10-K”);

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011;

•	the information specifically incorporated by reference into our 2010 Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 20, 2011;

•	our current report on Form 8-K filed with the SEC on February 3, 2011;

•	our current report on Form 8-K filed with the SEC on February 17, 2011;

•	our current report on Form 8-K filed with the SEC on February 28, 2011;

•	our current report on Form 8-K filed with the SEC on March 3, 2011;

•	our current report on Form 8-K filed with the SEC on May 3, 2011; and

•	the description of the Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on July 16, 2002 under the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our Director of Investor Relations, Leapfrog Enterprises, Inc., 6401 Hollis Street, Suite 100, Emeryville, California, 94608, telephone: (510) 420-5150.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the Class A Common Stock being registered. The selling stockholders will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$9,698
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	15,000
Printing and Miscellaneous Expenses	5,000

Total	$44,698

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our bylaws generally require that we indemnify our directors to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors. Our bylaws also permit us to indemnify our officers, employees and other agents as set forth in the DGCL or any other applicable law. Indemnified parties may be entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. Our bylaws also require us to advance litigation expenses in the case of stockholder derivative or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

We have entered into indemnity agreements with each of our directors and executive officers and with certain of our other officers to give such directors and officers additional contractual assurances regarding the scope of indemnification. Such indemnity agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in Delaware law.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Original Exhibit Number	Filing Date

3.01	Amended and Restated Certificate of Incorporation	S-1	333-86898	3.03	7/22/2002

3.02	Amended and Restated Bylaws	8-K	001-31396	3.04	11/2/2007

4.01	Form of Specimen Class A Common Stock Certificate	10-K	001-31396	4.01	3/7/2006

4.02	Fourth Amended and Restated Stockholders Agreement, dated May 30, 2003, among LeapFrog and the investors named therein	10-Q	001-31396	4.02	8/12/2003

5.01	Opinion of Cooley LLP					X

23.01	Consent of Ernst & Young LLP					X

24.01	Power of Attorney (included on the signature pages hereto)					X

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act of 1933, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 31, 2011.

Leapfrog Enterprises, Inc.

By:	/s/ John Barbour
John Barbour
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Barbour and Mark Etnyre, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ John Barbour	Chief Executive Officer and Director (Principal Executive Officer)	May 31, 2011
John Barbour

/s/ Mark A. Etnyre	Chief Financial Officer (Principal Financial Officer)	May 31, 2011
Mark A. Etnyre

/s/ Sarah A. Mason	Corporate Controller	May 31, 2011
Sarah A. Mason	(Principal Accounting Officer)

/s/ William B. Chiasson	Chairman of the Board	May 31, 2011
William B. Chiasson

/s/ Thomas J. Kalinske	Vice Chairman of the Board	May 31, 2011
Thomas J. Kalinske

/s/ Paul T. Marinelli	Director	May 31, 2011
Paul T. Marinelli

/s/ Stanley E. Maron	Director	May 31, 2011
Stanley E. Maron

/s/ E. Stanton McKee, Jr.	Director	May 31, 2011
E. Stanton McKee, Jr.

	Director	May 31, 2011
David C. Nagel

	Director	May 31, 2011
Philip B. Simon

/s/ Caden Wang	Director	May 31, 2011
Caden Wang

4.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Original Exhibit Number	Filing Date	Filed Herewith
3.01	Amended and Restated Certificate of Incorporation	S-1	333-86898	3.03	7/22/2002

3.02	Amended and Restated Bylaws	8-K	001-31396	3.04	11/2/2007

4.01	Form of Specimen Class A Common Stock Certificate	10-K	001-31396	4.01	3/7/2006

4.02	Fourth Amended and Restated Stockholders Agreement, dated May 30, 2003, among LeapFrog and the investors named therein	10-Q	001-31396	4.02	8/12/2003

5.01	Opinion of Cooley LLP					X

23.01	Consent of Ernst & Young LLP					X

24.01	Power of Attorney (included on the signature pages hereto)					X